EXHIBIT 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of First Horizon National Corporation, a Tennessee corporation (the “Company”), hereby appoints William C. Losch III, Jeff L. Fleming, Clyde A. Billings, Jr., and Dane P. Smith, and each of them or their successors as officers of the Company acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution and re-substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under such Act on Form S-8 of: (a) sixteen million additional shares of common stock to be issued under the Company’s First Horizon National Corporation Savings Plan (formerly known as the First Tennessee National Corporation Savings Plan and Trust); (b) any previously registered shares of common stock remaining unissued or unsold under the Company’s First Horizon National Corporation Savings Plan (Registration No. 333-156614); and (c) any previously registered shares of common stock or interests remaining unissued under the Company’s other registered employee benefit plans (Registration Nos. 333-16225, 333-16227, 333-56052, 333-70075, 333-73440, 333-73442, 333-91137, 333-92145, 333-108738, 333-108750, 333-124297, 333-124299, 333-156614, 333-212850, and 333-219052). This authorization includes the authority to sign the name of each of the undersigned in the capacities indicated below to such proposed Registration Statements to be filed in respect of the shares described in clause (a), and to any amendments to such proposed new Registration Statement or to any of the Registration Statements listed in clauses (b) or (c) after this date.

IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of May 6, 2020.

/s/ D. Bryan Jordan D. Bryan Jordan President, Chief Executive Officer, Chairman of the Board, and a Director (Principal Executive Officer)	/s/ William C. Losch III William C. Losch III Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jeff L. Fleming Jeff L. Fleming Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	/s/ Kenneth A. Burdick Kenneth A. Burdick Director

/s/ John C. Compton John C. Compton Director	/s/ Wendy P. Davidson Wendy P. Davidson Director
/s/ Mark A. Emkes Mark A. Emkes Director	/s/ Corydon J. Gilchrist Corydon J. Gilchrist Director
/s/ Vicki R. Palmer Vicki R. Palmer Director	/s/ Colin V. Reed Colin V. Reed Director
/s/ Cecelia D. Stewart Cecelia D. Stewart Director	/s/ Rajesh Subramaniam Rajesh Subramaniam Director
/s/ R. Eugene Taylor R. Eugene Taylor Director	/s/ Luke Yancy III Luke Yancy III Director